SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 18, 2011

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 18, 2011, Winthrop Realty Trust (“Winthrop”), WRT Realty, L.P., Winthrop’s wholly-owned operating partnership, and FUR Advisors LLC, Winthrop’s external advisor, entered into an underwriting agreement (“Underwriting Agreement”) with Barclays Capital Inc. and Stifel, Nicolaus & Company, Incorporated (the “Underwriters”) and, for the purposes of Section 3 only, the Ashner Family Evergreen Foundation and Michael Ashner providing for the issuance and sale to the Underwriters of an aggregate of 1,600,000 (the “Firm Shares”) of Winthrop’s 9.25% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, $1.00 par value per share (the “Series D Preferred Shares”) and the issuance and sale by Winthrop of up to an additional aggregate of 240,000 Series D Preferred Shares (the “Option Shares”), at a price of $24.2125 per share, net of underwriting discount.  The sale of the Firm Shares is expected to close on November 28, 2011.  Pursuant to the Underwriting Agreement, the Underwriters have an option to acquire the Option Shares in one or more transactions at any time on or prior to December 18, 2011.  In addition, pursuant to the Underwriting Agreement, the Underwriters agreed to sell to, and Michael L. Ashner, Winthrop’s chief executive officer, agreed to purchase both for his own account and for that of a family charitable foundation, an aggregate of 100,000 Series D Preferred Shares at the offering price.

The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.  For a more detailed description of the Underwriting Agreement, see the disclosure under the caption “Underwriting” contained in Winthrop’s prospectus, dated November 18, 2011, which has been filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which disclosure is hereby incorporated by reference.

Item 8.01.  Other Matters

On November 18, 2011, Winthrop repurchased from each holder of its Series B-1 Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest (the “Series B-1 Preferred Shares”) and Series C Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest (the “Series C Preferred Shares”) all of the outstanding Series B-1 Preferred Shares and Series C Preferred Shares for an aggregate purchase price of $25,076,429.17 inclusive of accrued dividends on such shares from November 1, 2011 to November 18, 2011, the date of repurchase.  As a result of the repurchase of the Series B-1 Preferred Shares and Series C Preferred Shares, Winthrop currently has no outstanding Series B-1 Preferred Shares or Series C Preferred Shares.

On November 18, 2011, Winthrop issued a press release announcing the pricing of the Firm Shares.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

1.1
Underwriting Agreement, dated November 18, 2011 among Winthrop Realty Trust, WRT Realty, L.P., FUR Advisors LLC and the Underwriters, and, for the purposes of Section 3 only, the Ashner Family Evergreen Foundation and Michael Ashner.

99.1	Press Release dated November 18, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 22nd day of November, 2011.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chief Executive Officer